UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 19, 2009

NOVARAY MEDICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52731	16-1778998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

39655 Eureka Drive Newark, California	94560
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (510) 619-9200

39655 Eureka Drive, Suite A

Newark, California

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

-	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

-	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

-	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

-	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2009, NovaRay Medical, Inc. ("NovaRay" or the "Company") issued a press release announcing the intended departure of Jack E. Price from the role of President and Chief Executive Officer of NovaRay and the appointment of its Director and Chief Operating Officer, Marc C. Whyte as the new President and Chief Executive Officer of NovaRay, effective March 1, 2009. Mr. Price will remain on NovaRay's board of directors and serve as a consultant to the Company under the terms of the Consulting Agreement described below. Mr. Whyte, 56 years of age, currently serves on the Company's board of directors and as the Company's Chief Operating Officer. Mr. Whyte, co-founded NovaRay in June 2005 and has extensive financing and operational experience in high-technology and industrial enterprises, has over 30 years experience as an executive manager, and has served as a director on a number of boards. Since February 2005, Mr. Whyte has served as chairman of the board of Triple Ring Technologies, Inc. From 1992 to June 2005, Mr. Whyte held the positions of CFO, President, and CEO of NexRay Inc., formally known as Cardiac Mariners Inc.

On February 19, 2009, the Company and Mr. Price entered into a consulting agreement (the "Consulting Agreement") under which Mr. Price tendered his resignation as President and CEO effective as of February 28, 2009 and agreed to provide strategic and marketing development activities for the Company's board of directors. Under the Consulting Agreement, Mr. Price shall receive as consideration, the following payments: (i) $28,333, (ii) reimbursement of business expenses properly incurred prior to March 1, 2009, and (iii) $5,000 for each calendar quarter beginning on April 1, 2009.

The term of the Consulting Agreement commenced on February 19, 2009 and will terminate on the earlier of (i) March 31, 2010, (ii) the date on which Consultant ceases to be a member of the Company's Board of Directors or (iii) such other date agreed to in writing by Consultant and the Company.

The foregoing description of Mr. Price's consulting agreement is qualified in its entirety by the text of such agreement, a copy of which is attached hereto as Exhibit 10.1.
Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

10.1	Consulting Agreement between NovaRay Medical, Inc and Jack Price dated February 19, 2009

99.1	Press release of NovaRay Medical, Inc. dated February 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVARAY MEDICAL, INC.

Date: February 24, 2009	By:	/s/ William Frederick
		Name:	William Frederick
		Title:	Chief Financial Officer

Exhibit 10.1

Exhibit 99.1